Exhibit 2








                            AGELLAN INVESTMENTS INC.

                                     - and -

                             STEELBANK TUBULAR INC.


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                         AGREEMENT OF PURCHASE AND SALE

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                               MILLER THOMSON LLP
                              20 Queen Street West
                                Toronto, Ontario
                                     M5H 3S1

         This agreement made as of March 20, 2006, between:



                            AGELLAN INVESTMENTS INC.
                     incorporated under the laws of Ontario
                                (the "Purchaser")

                                                         OF THE ONE PART

                                      -and-



                             STEELBANK TUBULAR INC.
                  incorporated under the laws of New Brunswick
                                 (the "Vendor")

                                                        OF THE OTHER PART

     WITNESSES that the Vendor and Purchaser have agreed to enter this agreement to set forth the terms whereby the Purchaser has agreed to purchase, and the Vendor has agreed to sell, the Property (as hereinafter defined);

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this agreement and the sum of Ten ($10.00) Dollars paid by each of the Vendor and the Purchaser to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree and declare as follows:

                                   ARTICLE 1-
                                 INTERPRETATION

1.1 Definitions

     The terms defined herein shall have, for all purposes of this agreement, the following meanings, unless the context expressly or by necessary implication otherwise requires:

"Adjustment Date" means 11:59 p.m. on the day preceding the Closing Date;

"Adjustments" means the adjustments to the Purchase Price provided for and determined pursuant to Sections 2.5(d), 3.3 and 3.4;

"Agreement" means this agreement of purchase and sale and the schedules attached hereto, as amended from time to time; "Article", "Section" and "Subsection" mean and refer to the specified article, section and subsection of this Agreement;

"Assignment and Assumption of Contracts" means an assignment and assumption of those of the Contracts to be assumed by the Purchaser pursuant to Section 3.5 hereof, in a form to be agreed upon by the Vendor and the Purchaser;

"Balance" has the meaning ascribed thereto in Section 3.2;

"Broker" means TD Securities Realty Group, TD Tower, 66 Wellington Street West, 9th Floor, Toronto, Ontario, M5K 1A2;

"Buildings"  means,   collectively,   the  Industrial  Building  and  Commercial
Building; and "Building" means either one of such Buildings;

"Business Day" means any day, other than a Saturday, Sunday or statutory holiday in Toronto, Ontario;

"Chattels" means the equipment listed in Schedule "G", that is owned by the Vendor, used exclusively in connection with the Property and is included in this transaction;

"Closing" means the closing and consummation of the agreement of purchase and sale for the Property, including without limitation the payment of the Purchase Price and the delivery of the Closing Documents, on the Closing Date at the offices of the Vendor's Solicitor;

"Closing Date" has the meaning set out in Section 3.8 hereof;

"Closing Documents" means the agreements, instruments and other documents to be delivered by the Vendor to the Purchaser pursuant to Section 5.1 and the agreements, instruments and other documents to be delivered by the Purchaser to the Vendor pursuant to Section 5.2;

"Commercial Building" means the vacant commercial building on the Lands to the west of the Industrial Building;

"Confidential Information" has the meaning ascribed thereto in Section 2.9;

"Contracts" means (a) the Warranties, (b) all contracts, licenses, leases and agreements (other than the management contracts) which were entered into by the Vendor with unrelated third parties for the development, maintenance, operation, cleaning, security, fire protection or servicing of the Property (including, without limitation any contracts regarding the supply of electricity to the Property); copies of all of which have been or will be delivered to the Purchaser pursuant to Section 2.4(f) hereof

"Deposit" means collectively the Initial Deposit and the Second Deposit, together with all accrued interest;

"Due Diligence Date" means 5:00 p.m. (Toronto time) on the thirty-fifth (35th) day next following the date of execution and delivery of this Agreement by both the Vendor and the Purchaser;

"Encumbrances" means, in the case of any given Purchase Assets, all mortgages, pledges, charges, liens, debentures, hypothecs, trust deeds, assignments by way of security, security interests, conditional sales contracts or other title retention agreements or similar interests or instruments charging, or creating a security interest in, the Purchase Assets or any part thereof or interest therein, all work orders, outstanding permits (including, without limitation, building permits and electrical permits), any agreements, leases, options, easements, right-of-way, restrictions, executions and any other similar encumbrances (including notices or other registrations in respect of any of the foregoing) affecting the Purchase Assets or any part thereof or interest therein;

"Estoppel Certificate" means a certificate in the form attached as Schedule "A" hereto.

"GST Undertaking and Indemnity" means the GST undertaking and indemnity in a form acceptable to the Vendor's Solicitor, acting reasonably, as provided for in
Section 5.3;

"Industrial Building" means the building on the Lands comprising approximately 87,848 square feet, which for greater certainty, includes the cranes, crane supports and crane rails;

"Initial Deposit" means the amount of $50,000.00, together with any accrued interest thereon;

"Lands" means that real property known municipally as 2495 Haines Road, Mississauga and described legally in Schedule "B" attached hereto, comprising approximately 12.2 acres in area;

"Lease" means the lease of the Leased Premises to be granted by the Purchaser, as landlord, in favour of the Vendor, as tenant, on the Closing Date on the terms and conditions set out in Section 6.3 hereof and otherwise in a form to be settled by the Vendor and Purchaser prior to the Due Diligence Date;

"Leased Premises" means the Industrial Building together with that contiguous portion of the Lands indicated on the sketch attached hereto as Schedule "F" and together with a right of access thereto, in common with others entitled thereto, over the "common area drive" as indicated and shown on Schedule "F" and for certainty excludes the Commercial Building;

"Notice" has the meaning set out in Section 7.16;

"Permitted Encumbrances" means those of the Encumbrances registered against the title to the Property as of the day prior to the date hereof, which are listed in Schedule "C" attached hereto, as well as the other general encumbrances set out in Schedule "C";

"Person" means an individual, partnership, corporation, trust, unincorporated organization, government, or any department or agency thereof, and the successors and assigns thereof or the heirs, executors, administrators or other legal responsibilities of an individual;

"Plans and Specs" has the meaning set out in Section 2.4;

"Property" means, collectively, the Lands and the Buildings;

"Purchase Assets" means the Vendor's legal and beneficial interest in and to:

     (a) the Property;

     (b) the Contracts; and

     (c) the Chattels;

"Purchase Price" means in respect of the Purchase Assets the amount of $6,400,000.00, subject to adjustment as provided for herein and exclusive of any applicable taxes;

"Purchaser's Solicitors" means Miller Thomson LLP;

"Second Deposit" means the amount of $250,000.00, together with any accrued interest thereon;

"Vendor's Solicitors" means Gardiner Roberts LLP or such other firm or firms of solicitors or agents as are retained by the Vendor from time to time and Notice of which is provided to the Purchaser; and

"Warranties" means any existing warranties and guarantees in favour of the Vendor in connection with any improvements made to the Buildings.

1.2 Schedules

         The following schedules attached hereto form part of this Agreement:


              Schedule A        -       Form of Estoppel Certificate
              Schedule B        -       Descriptions of Lands
              Schedule C        -       Permitted Encumbrances
              Schedule D        -       List of Property Reports
              Schedule E        -       Litigation affecting Purchase Assets
              Schedule F        -       Sketch of Property showing Leased
                                        Premises
              Schedule G        -       Chattels

                                  ARTICLE 2-
                         AGREEMENT OF PURCHASE AND SALE

2.1 Purchase and Sale of Property

     Upon and subject to the terms and conditions of this Agreement, the Vendor will sell, and the Purchaser will purchase, the Purchase Assets in consideration of the payment of the Purchase Price. This Agreement shall be completed on the Closing Date at the offices of the Vendor's Solicitor subject to real property registrations being effected in the appropriate Land Registry Office.

2.2 Binding Agreement

     The agreements of the Vendor and the Purchaser set forth in Section 2.1 create and constitute a binding agreement of purchase and sale for the Property in accordance with and subject to the provisions of this Agreement.

2.3 Authorizations

     The Vendor shall execute and deliver to the Purchaser, within five (5) days after receipt, authorizations prepared by the Purchaser's solicitors to governmental authorities necessary to permit the Purchaser to obtain information from the files of such governmental authorities relating to the Property provided said authorizations shall explicitly not authorize any inspections with respect to the Property. The Purchaser covenants and agrees with the Vendor that it will not request, directly or indirectly, any such inspection.

2.4 Deliveries

     The Vendor shall deliver to the Purchaser within three (3) Business Days of the date hereof, the following documents and files relating to the Property, to the extent within the Vendor's possession or control (the "Deliveries"):

     (a) all plans, specifications and drawings for the Buildings (the "Plans and Specs");

     (b) copies of any reports relating to the environmental or physical condition of the Property, all as listed in Schedule "D" attached hereto;

     (c) a copy of an existing building location survey or surveyor's real property report for the Property;

     (d) any current realty tax assessment notices and tax bills relating to the Property together with reasonable detail of any outstanding complaints, applications, reconsiderations of assessments or appeals made by or on behalf of the Vendor or by a municipal tax officer or assessor relating to the assessment of property taxes in respect of the Property including any application to the relevant municipality for a cancellation, reduction or refund of all or a portion of property taxes with respect to the current or prior year;

     (e) details and copies of any outstanding letters of credit or other security or deposits, if any, issued by the Vendor's bank and currently held by the City of Mississauga or any other municipal regional utility or other authority to secure the obligations of the Vendor under any development, site plan or other agreement affecting or related to the Property;

     (f) copies of all Contracts to which the Vendor is a party affecting the Property, or any of them, including without limitation, the Warranties, contracts relating to security, fire alarms, fire safety equipment, garbage removal, janitorial services, pest control and snow removal/landscaping;

     (g) copies of any certificates prepared by an architect or a surveyor evidencing the area of the Buildings or any of them or any portions thereof;

     (h) copies of all capital and income expense statements prepared by the Vendor's accountants in accordance with generally accepted accounting principles applicable to income producing real estate pertaining to the Vendor's management and operation of the Property during 2005 and copies of the Vendor's current capital and operating budgets for the Property for the current calendar year, together with a statement of actual gross revenues and operating costs for the Property for 2005 and for such period of months in the current calendar year as for which same are available, as prepared internally by the Vendor;

     (i) an inventory list in respect of all Chattels, if any, associated with the Property, owned by the Vendor and included in this transaction;

     (j) copies of work orders, notices, directives or letters of non-compliance issued by any governmental authority affecting the Property, if any including, without limitation, any such items relating specifically to building, zoning, fire, health and elevator inspections, together with copies of all building, occupancy and operating permits, licences, consents or authorizations, if any, with respect to the Property, together with copies of any notices or other correspondence with any applicable municipal or other authority in respect of such work orders, notices, directives, licences, permits, consents or authorizations, which are in the Vendor's possession or control;

     (k) details of any litigation affecting the Purchase Assets, or any of them, as listed on Schedule "E" attached hereto; and

     (l) such other material documents, reports or information relating to the Property and the ownership, maintenance or operation thereof as may be reasonably requested by the Purchaser and as may be in the Vendor's possession or control.

     The Vendor shall, on completion of delivery to the Purchaser of all of the Deliveries, provide the Purchaser with a certificate of an officer of the Vendor certifying that all of the Deliveries referred to in Subsection 2.4(a) - 2.4(l), above, have been delivered to the Purchaser, which certificate shall include a reasonably detailed itemized list of such Deliveries.

2.5 Acknowledgement of Purchaser and Vendor as to Condition of Property

     The Purchaser and Vendor acknowledge and agree that, subject to the Purchaser's right to terminate this Agreement as provided in Section 4.2

     (a) on Closing, title to the Property shall be subject to only the Permitted Encumbrances;

     (b) in entering into this Agreement, the Purchaser has relied and will continue to rely entirely and solely upon its own inspections and investigations with respect to the Property, including without limitation, the physical and environmental condition of the Property and the review of the Deliveries, and the Purchaser acknowledges it is not relying on any information furnished by the Vendor or any other person or entities on behalf of or at the direction of the Vendor in connection therewith apart from the Deliveries (but subject always to the Vendor's representations and warranties in Section 2.6);

     (c) subject to Subsection 2.5(d) hereof, the Property is being purchased and assumed by the Purchaser on an "as is, where is" basis as of the Closing Date and without any express or implied agreement, representation or warranty of any kind whatsoever as to the title, condition, area, suitability for development, physical characteristics, profitability, use or zoning, the existence of latent defects, any environmental matter or as to the accuracy, currency or completeness of any information or documentation supplied or to be supplied in connection with the Property (save only for the Vendor's representations contained in Section 2.6 hereof) without limiting the foregoing, the Purchaser hereby acknowledges that:

          (i) the Commercial Building is not in good order or repair and the Vendor shall not be required to effect any cleanup, maintenance or repair of same or compliance with any work orders, notices, directives or letters of non-compliance that may arise prior to the Closing Date; and

          (ii) the elevation change between the parking lot adjacent to such Commercial Building and the parking lot adjacent to the Industrial Building requires storm water management system repair (which the Vendor shall not be required to undertake);

     (d) notwithstanding the foregoing, the Vendor shall be responsible, at its cost, to comply with any work orders, notices, directives or letters of non-compliance in respect of the Industrial Building and the Commercial Building and their respective surrounding lands, issued by any governmental authority having jurisdiction after the Due Diligence Date and before Closing (collectively, the "Orders"), or, alternatively, the Vendor shall provide to the Purchaser on Closing, in form satisfactory to the Purchaser's Solicitors, acting reasonably, its undertaking to comply with any such outstanding Orders and to indemnify the Purchaser in respect of any claims, damages, costs or expenses incurred by the Purchaser as a result of Vendor's failure to effect such compliance. Without limiting the generality of the foregoing, the Vendor's undertaking and indemnity contemplated herein shall require the Vendor to satisfy any Orders within sixty (60) days of Closing or, where such non-compliance is not reasonably capable of remedy within such period, then within such longer period as is reasonably required in the circumstances, provided that Vendor commences the remedy thereof within such sixty (60) day period and proceeds thereafter diligently to complete such remedy. As security for the performance by the Vendor of its obligations under such undertaking and indemnity, an amount equal to one hundred and ten percent (110%) of the estimated cost to remedy such non-compliance shall be deducted from the Purchase Price and held in trust by the Vendor's Solicitor and to be released: (i) to the Vendor only upon receipt by the Purchaser of written confirmation from the applicable governmental authority that such non-compliance has been remedied; or
          (ii) to the Purchaser in the event that such non-compliance has not been remedied within such sixty (60) day or longer period as is provided for above. However, the amount to be released to the Purchaser pursuant to (ii) shall be equal to the lesser of: A) the amount of the holdback; and B) one hundred and ten percent (110%) of the estimated cost, at the time, to complete the work required to rectify the non-compliance. Such cost shall be mutually agreed upon by the Vendor and Purchaser or, alternatively, shall be determined by a reputable local consulting engineer or other local expert retained by the Purchaser for the purpose, and approved by the Vendor, acting reasonably, in either case no later than two (2) Business Days prior to Closing (or at the time of release of the holdback to the Purchaser, as the case may be). Alternatively, at the Purchaser's option, exercisable upon written Notice delivered to the Vendor no later than ten (10) Business Days prior to the Closing Date, the Purchaser may elect to waive the Vendor's obligation to remedy such non-compliance and in such event the Purchaser shall be entitled to a credit by way of Adjustment to the Purchase Price on Closing in an amount equal to one hundred and ten percent (110%) of the estimated cost to remedy such non-compliance. Such cost shall be determined as provided for herein above. Notwithstanding the foregoing, if the estimated cost as provided herein above of complying with any Orders, exceeds $75,000.00 in respect of the Industrial Building and its surrounding lands, or $75,000.00 in respect of the Commercial Building and its surrounding lands, (or exceeds $75,000 in respect of each of the Industrial Building and Commercial Building and their respective surrounding lands) the Vendor may advise the Purchaser in writing that: (i) it will complete the remedial work as contemplated above; or
          (ii) it does not intend to cure or remedy the Orders. If the Vendor elects (ii), the Purchaser shall, within 2 Business Days of receiving such advice from the Vendor, elect either to: (A) terminate this transaction, whereupon this Agreement shall be null and void and the Deposit returned to the Purchaser with accrued interest and without deduction and the parties shall be released from all further obligations hereunder; or (B) complete the transaction and accept responsibility for the Orders, subject to receiving a credit on Closing in the amount of $75,000 (or $150,000 if the estimated cost of complying with the Orders exceeds $75,000 in respect of each of the Commercial Building and Industrial Building and their respective surrounding lands). If the Purchaser elects to terminate this transaction in accordance with Subparagraph (A), the Vendor shall reimburse the Purchaser for its bona fide third party due diligence costs, as evidenced by invoices, up to a maximum amount of $35,000.

     The Vendor shall have no obligations or responsibility to the Purchaser after Closing with respect to any matter relating to the Property or the condition thereof (including those conditions expressly noted in Sections 2.5(c)(i) and 2.5(c)(ii)) save as otherwise provided in Section 2.5 (d),
     Section 6.1 or in any other provision of this Agreement. The provisions of this Section 2.5 shall not merge on, but shall survive, Closing.

2.6 Vendor's Representations

The Vendor hereby represents and warrants to the Purchaser that:

     (a) it is a valid and subsisting corporation under and governed by the laws of New Brunswick and has the necessary authority, power and capacity to enter into this Agreement and carry out the transactions contemplated herein;

     (b) this Agreement and its obligations hereunder and the documents and transactions contemplated herein shall have been authorized by all requisite proceedings and shall constitute legal, valid and binding obligations of the Vendor, and the completion of the transaction contemplated by this Agreement will not result in the violation of any of the terms and provisions of the constating documents or by-laws of the Vendor;

     (c) the Vendor is not now, and shall not at Closing be, a non-resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada);

     (d) as of the date hereof, there are no leases, licences permitted subleases or rights to use and there are no agreements or options to lease, licenses or, permitted sublease or right to use, with respect to the Property, and there shall be none as at Closing except for the Lease;

     (e) the Vendor is the sole registered and beneficial owner of the Property;

     (f) to the best of the Vendor's knowledge, the Vendor has received no notice from any municipal, provincial or other authority having jurisdiction that the Property or any of its current uses do not comply with any applicable law or regulation;

     (g) to the best of the Vendor's knowledge and belief, and without any further independent investigation or enquiry, the Property has never been used as a dump or waste disposal site and is free from any contaminants and hazardous substances in levels in excess of those permitted by law save as may be expressly stated to the contrary in any environmental site assessment report delivered to the Purchaser pursuant to Section 2.4(b) hereof;

     (h) to the best of the Vendor's knowledge and belief the Permitted Encumbrances are in good standing as of the date hereof and there are no existing material defaults under any of the Permitted Encumbrances;

     (i) no other entity has any right to purchase the Purchase Assets, or any of them, that is inconsistent with the provisions of this Agreement;

     (j) the Vendor has received no notice that any expropriation or condemnation proceedings are pending or have been threatened, or that any work order, notice, directive or letter of non-compliance as contemplated in Section 2.5(d) has been issued or is pending, against the Purchase Assets or any part of any of the Purchase Assets;

     (k) the Vendor has received no notice of any existing litigation, proceeding or judgment relating to or affecting the interests of the Vendor in the Purchase Assets, and to the best of the Vendor's knowledge and belief no statement of claim or other notice of such litigation proceeding or judgment has been actually served;

     (l) the Vendor is not insolvent and has not proposed a compromise or arrangement to its creditors generally, or had any petition for a receiving order in bankruptcy filed against it or taken any proceeding with respect to a compromise or arrangement or to have itself declared bankrupt, insolvent or wound up or to have a receiver appointed over all or any part of its assets or undertaking;

     (m) as at Closing, all amounts due and payable for services, labour and materials relating to the development, construction, installation, maintenance and repair of the Purchase Assets which are the responsibility of the Vendor or which could give rise to a lien or charge against the Property or the Vendor's interest in any of the Purchase Assets shall have been paid in full, and no one will have a right to claim or file a construction, builders, mechanics or similar lien against the Vendor's interest in any of the Purchase Assets in respect of the payment of any such amounts (the Vendor nevertheless acknowledging that if any such lien is claimed or filed, the Vendor shall be responsible at its expense for removing or vacating same, subject to Section 2.5 (d));

     (n) the documents delivered to the Purchaser pursuant to Section 2.4(l) include all of the Contracts (including Warranties) in effect as of the date of this Agreement; copies of the Contracts provided to the Purchaser pursuant thereto are true, complete and accurate copies of such Contracts and include all amendments and supplements thereto; the Vendor has neither given nor received notice of any default under any of the Contracts and to the best of the Vendor's knowledge and belief neither the Vendor nor any other party to any of the Contracts is in material default thereunder; on or before Closing, the Vendor, at its expense, will terminate all contracts and agreements affecting the Property other than those Contracts specified by the Purchaser in any Notice delivered pursuant to Section 3.5 and other than any Contract entered into after the Due Diligence Date and prior to Closing with the Purchaser's consent in accordance with Section 6.1;

     (o) prior to Closing, the Vendor will terminate the employment of any and all employees employed by the Vendor in connection with its ownership, management or operation of the Property (collectively the "Employees"); the Purchaser will have no obligation to assume and will not by reason of completion of the transaction contemplated by this Agreement, assume or become liable for any obligations in respect of any Employees and the Vendor on Closing shall indemnify and hold harmless the Purchaser from and against any and all such liabilities and obligations;

     (p) to the best of the Vendor's knowledge and belief the Deliveries set out in Section 2.4 are accurate full and correct in all respects and, no material information relating to the Purchase Assets has been knowingly omitted or withheld;

     (q) there is no property management agreement affecting the Property that is to be assumed by the Purchaser; and

     (r) by that date which is five (5) Business Days prior to Closing, the Vendor shall deliver to the Purchaser an executed Estoppel
          Certificate, which Estoppel Certificate shall have been dated no earlier than five (5) Business Days prior to the date of its delivery to the Purchaser and which shall include a provision to the effect that the Lease shall only take effect on Closing.

2.7 Purchaser's Representations

     The Purchaser hereby represents and warrants to the Vendor that:

     (a) it is a valid and subsisting corporation under and governed by the laws of Ontario and has the necessary authority, power and capacity to enter into this Agreement and carry out the transactions contemplated herein;

     (b) this Agreement and its obligations hereunder and the documents and transactions contemplated herein shall have been authorized by all requisite proceedings and shall constitute legal, valid and binding obligations of the Purchaser, and the completion of the transaction contemplated by this Agreement will not result in the violation of any of the terms and provisions of the constating documents or by-laws of the Purchaser;

     (c) the Purchaser is not insolvent and has not proposed a compromise or arrangement to its creditors generally, or had any petition for a receiving order in bankruptcy filed against it or taken any proceeding with respect to a compromise or arrangement or to have itself declared bankrupt, insolvent or wound up or to have a receiver appointed over all or any part of its assets or undertaking;

     (d) the Purchaser or its permitted assignee will on Closing be a GST registrant under the Excise Tax Act (Canada) and will provide its registration number or the registration number of its permitted assignee to the Vendor on or before the Closing Date;

     (e) no approval or consent of any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated by this Agreement by the Purchaser; and

     (f) neither the Purchaser nor its permitted assignee is/will be a non-Canadian for the purposes of the Investment Canada Act (Canada).

     The representations and warranties contained in Sections 2.6 and 2.7 shall survive Closing for a period of six (6) months. The representations and warranties contained in this Agreement will cease to have effect 6 months following the Closing Date except to the extent that written notice of a claim has been made thereunder prior to that date.

2.8 Non-Waiver

     No investigations made by or on behalf of the Vendor or the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the other parties pursuant to this Agreement. Prior to Closing, each party covenants to give written notice to the other parties if it becomes aware of any breach of any representation or warranty given by another party contained in this Agreement, and if such party completes the transactions contemplated by this Agreement, such party shall be deemed to have waived such representation or warranty, the breach of which was known to it, but only if such breach arises as a result of a change in circumstances after the execution of this Agreement or if the party who made the representation or warranty in question becomes aware of information of which it was unaware when the Agreement was executed, in connection with the applicable representation or warranty, that renders the representation or warranty inaccurate. No waiver of any condition or other provision contained in this Agreement, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

2.9 Confidentiality

     (a) Until Closing (and in the event this Agreement is terminated for any reason other than its completion, then also from and after such termination), the Purchaser and its consultants, agents, advisors, investors, prospective lenders, assignees and solicitors shall keep confidential all information, documentation and records obtained from the Vendor or its consultants, agents, advisors or solicitors with respect to the Property as well as any information arising out of the Purchaser's access to the Vendor's records and the Property and the Purchaser's own due diligence with respect thereto (collectively, the "Confidential Information"). The Purchaser shall not use any
          Confidential Information for any purposes not related to this transaction or in any way detrimental to the Vendor.

          Nothing herein contained shall restrict or prohibit the Purchaser from disclosing the Confidential Information to its consultants, agents, advisors, investors, prospective lenders, assignees and solicitors as long as such parties provide a letter addressed to the Vendor agreeing to keep such information confidential or the Vendor receives such other assurances as are acceptable to it.

     (b) The Confidential Information referred to in this Section shall not include:

          (i) public information or information in the public domain at the time of receipt by the Purchaser or its consultants, agents, advisors and solicitors;

          (ii) information which becomes public through no fault or act of the Purchaser or its consultants, agents, advisors and solicitors;

          (iii) information required to be disclosed by law; or

          (iv) information received in good faith from a third party lawfully in
               possession  of  the   information   and  not  in  breach  of  any
               confidentiality obligations.

     (c) If this Agreement is terminated for any reason, the Purchaser shall promptly return to the Vendor all Confidential Information (other than the Purchaser's notes and due diligence materials) and similar material including all copies, and shall destroy all of the Purchaser's notes and due diligence materials containing Confidential Information related to this transaction.

2.10 Searches and Examination

     The Vendor will permit the Purchaser, its agents and representatives to carry out, at the Purchaser's sole expense and risk, such tests and investigations (including structural/physical tests and investigations, soil tests and environmental audits) and inspections as the Purchaser may deem necessary with respect to the Property, acting reasonably, and the operation and maintenance thereof and the Vendor shall in that regard provide the Purchaser and its agents and representatives such reasonable access to the Property and to the Vendor's records and files relating to the ownership, development, maintenance, management and operation of the Property as are required to give effect to the foregoing, provided that:

     (a) such tests and inspections shall not materially interfere with the use of, or occupancy by, the Tenants of their respective premises in the Buildings and shall be subject to the terms of the Lease,

     (b) the Purchaser shall provide at least one (1) Business Day Notice to the Vendor of any such tests and inspections and the Vendor will be entitled to have a representative present during all such tests and inspections; and

     (c) any damage to any of the Property caused by such tests and inspections will be promptly repaired by the Purchaser and the Purchaser will indemnify and save the Vendor harmless from all losses, costs, claims, third party actions, damages and expenses which the Vendor may suffer as a result of the said inspections.

     Without limiting the generality of the foregoing, the Vendor confirms that it has no objection to: (i) the Purchaser, at its cost, endeavouring to obtain reliance letters from any third party consultants who have provided environmental, geotechnical, building condition or other reports to the Vendor or the Vendor's property manager in connection with the Property, entitling the Purchaser to rely upon such reports; or (ii) the Purchaser retaining such consultants or any of them to provide supplemental reports addressed to the Purchaser updating their original reports. The Vendor agrees to assist the Purchaser in obtaining such reliance letters and/or supplemental reports by executing forthwith at the Purchaser's request (which request must be made prior to Closing), such authorizations, directions or letters confirming the foregoing as may be reasonably required or requested by any such third party consultant or consultants. The Purchaser shall be responsible to pay any fee charged by any such third party consultant or consultants in respect of such reliance letters and/or supplemental reports, but the Vendor will not be entitled to any fee or charge for assisting the Purchaser in obtaining same. The provisions of this
Section 2.11 shall survive the closing of this transaction.

                                   ARTICLE 3-
              DEPOSIT, PURCHASE PRICE, ADJUSTMENTS AND CLOSING DATE

3.1 Deposit

     (a) On or before 5:00 PM (Toronto time) on that date which is two (2) Business Days next following the date of execution and delivery of this Agreement by both Parties, the Purchaser shall pay the Initial Deposit by certified cheque or negotiable bank draft drawn in favour of the Vendor's Solicitor to be held by the Vendor's Solicitor in trust in an interest bearing account or term deposit as a deposit, with accrued interest to follow the Initial Deposit;

     (b) In the event that this Agreement is not terminated by the Purchaser on or before the Due Diligence Date in accordance with Section 4.2 hereof, the Purchaser shall, on or before 5:00 PM on that date which is two (2) Business Days next following the Due Diligence Date pay the Second Deposit by certified cheque or negotiable bank draft drawn in favour of the Vendor's Solicitor to be held by the Vendor's Solicitor on the same terms as the Initial Deposit as provided for in Subsection 3.1(a);

     (c) If the transaction contemplated by this Agreement is not completed for any reason other than the default of the Purchaser, the Deposit shall be returned forthwith to the Purchaser. If the transaction contemplated by this Agreement is not completed owing solely to the default of the Purchaser, however, the Vendor shall be entitled to retain the Deposit, as liquidated damages. Without limiting the generality of the foregoing, the Purchaser and Vendor agree that in the event of a default by the Purchaser in circumstances entitling the Vendor to retain the Deposit as aforesaid, the forfeiture of the Deposit shall constitute the Purchaser's only liability and obligation to the Vendor with the intent that the Purchaser's liability in respect of any and all claims, damages, costs or expenses of the Vendor arising out of such default shall be limited to the amount of the Deposit and the Vendor hereby releases the Purchaser from and in respect of that portion of any and all claims, actions, proceedings, damages, costs and expenses of any kind or nature whatsoever incurred by the Vendor and arising directly or indirectly out of such default of the Purchaser which is in excess of the Deposit; and

     (d) The Deposit is to be invested by the Vendor's Solicitor in an interest bearing account or term deposit with one of the five (5) largest
          Schedule 1 Canadian Chartered Banks. The Deposit shall be credited to the Purchase Price on Closing in accordance with Section 3.2.

3.2 Payment of Purchase Price

     The Purchase Price shall be satisfied by the Purchaser as follows:

     (a)  by the crediting of the Deposit; and

     (b) by payment to the Vendor, or as the Vendor may direct in writing, by certified cheque or negotiable bank draft of the balance (the "Balance") of the Purchase Price on Closing, subject to the Adjustments.

     For the purposes of this agreement, all amounts provided for herein to be paid by either party to the other, including, without limitation, the Deposit and the Balance, shall be denominated in Canadian dollars and payable in lawful money of Canada.

3.3 General Adjustments

     Subject to those items referred to in Section 3.4 and expressly subject to any continuing obligation of the Vendor in respect of the Leased Premises as tenant under the Lease, the adjustments (herein referred to as the "Adjustments") shall include all realty taxes, local improvement rates and charges, water and assessment rates, utility deposits, security deposits and other adjustments established by usual practice in the City of Mississauga, for the purchase and sale of similar commercial properties. In addition, the Adjustments shall include the other matters referred to in this Agreement which are stated to be the subject of adjustment and shall exclude the other matters in this Agreement which are stated not to be the subject of adjustment.

     Adjustments shall be made as of the Adjustment Date. From and after the Closing Date, the Purchaser shall be responsible for all expenses in respect of, and shall be entitled to all income from the Property (except as otherwise provided herein or in the Lease). Subject to the provisions of the Lease, the Vendor shall be responsible for all expenses and entitled to all income from the Property for that period ending on the Adjustment Date.

     If any item subject to adjustment cannot be determined on Closing, an estimate shall be made by the Vendor and the Purchaser, acting reasonably, for purposes of Closing and a final adjustment shall be made when the particular item can be determined. All claims for re-adjustments relating of realty taxes for the years ending December 31st, 2005 and December 31st, 2006 must be made within ten (10) Business Days of delivery of the final tax bill in respect of such year by the relevant taxing authority. All other claims for readjustment must be made within a ninety (90) day period following Closing; provided, however, that after the expiry of the relevant period, the adjustments made by the Parties shall be final and binding. The provisions of this Section 3.3 shall not merge on, but shall survive, Closing.

3.4 Specific Adjustments

     The Vendor and the Purchaser hereby acknowledge and agree that:

     (a)  the Vendor shall be responsible and liable to pay and shall pay:

          (i) Subject to Section 2.5(d) the costs and expenses of any work, improvements or other capital expenses for or in respect of the Property incurred prior to Closing, other than those which the Purchaser has approved pursuant to Section 6.1 which, in each case, shall be the responsibility of the Purchaser;

     (b) in the event that there are any realty or business tax appeals for any calendar year prior to the calendar year in which the Closing occurs for the Property, the Vendor shall, at its option, be entitled to continue such appeals and shall be entitled to receive any payment resulting therefrom. In the event there are realty or business tax appeals for the calendar year in which Closing occurs for the Property, the Vendor may, at its option, continue such appeals and any payments received resulting therefrom and/or from any realty tax refund or rebate issued by the relevant taxing authority in respect of such current calendar year (whether made in connection with any such appeal or otherwise) shall, following confirmation of such payment amounts by the relevant municipality, be paid to the Vendor and Purchaser on a per diem basis determined by reference to the periods of their respective ownership of the Property during such calendar year, after reimbursement to the Vendor of its out-of-pocket costs relating to any such appeals and the Vendor and Purchaser shall each execute and deliver on Closing to the relevant municipality or other taxing authority a joint, irrevocable discretion in that regard. The Purchaser agrees to co-operate with the Vendor with respect to all such appeals. To the extent the Purchaser receives any of the aforementioned payments on or after the Closing Date, it shall hold said payments in trust and forthwith remit them to the Vendor. To the extent that any of the aforementioned payments otherwise payable on or after the Closing Date are not made by the relevant municipality or taxing authority but are applied instead to any arrears of realty or business taxes owing in respect of the Property and relating to the period after the Closing Date, this shall constitute the Purchaser's undertaking to pay forthwith to the Vendor on demand that portion of any such payments not made but so applied to such arrears by such municipality as to which the Vendor would otherwise have been entitled under this Section 3.4(b) had such payments been made.

     The provisions of this Section 3.4 shall not merge on, but shall survive, Closing.

3.5 Assignment and Assumption of Contracts

     (a) Subject to Subsection 3.5(b), the Vendor agrees to assign to the Purchaser, and the Purchaser agrees to assume, the Contracts on Closing, but only to the extent such Contracts are, on their respective terms, assignable by the Vendor.

     (b) By no later than thirty (30) Business Days prior to the Closing Date, the Purchaser shall give Notice to the Vendor listing any Contracts which the Purchaser wishes to assume. The Vendor shall then terminate any and all Contracts excluded from such list (together with any Contracts not so excluded but which on their respective terms are not assignable and to the assignment of which the Vendor has not obtained the contracting party's consent) at its sole expense, by Closing.

3.6 No Assumption of Employees

     The Purchaser and Vendor acknowledge and agree that the Purchaser is not acquiring or assuming any employee or employees of the Vendor, all of whom shall remain the employees of the Vendor both before and after Closing and in that regard the Vendor shall indemnify and save harmless the Purchaser from and against claims to the contrary by any of the Vendor's employees.

3.7 Allocation of Purchase Price

     The Vendor and the Purchaser agree in good faith to use reasonable efforts to agree, by the Closing Date, upon the allocation of the Purchase Price among the Purchase Assets. If no such agreement is reached by Closing, each of the Vendor and the Purchaser shall be free to make its own allocation.

3.8 Closing Date

     (a) The date of Closing (the "Closing Date") shall be 2:00 PM (Toronto time) on that date which is the earlier of: (i) May 26, 2006; and (ii) forty-five (45) days next following the Due Diligence Date, on which date possession of the Purchase Assets shall be delivered to the Purchaser subject only to the Permitted Encumbrances and the Lease.

     (b) Notwithstanding the foregoing, the Closing Date may be accelerated by the Purchaser, in its sole discretion, upon no less than ten (10) Business Days Notice to the Vendor, to a date specified in said Notice, but in no event earlier than May 1, 2006.

                                   ARTICLE 4-
                                   CONDITIONS

4.1 Conditions for Vendor

     The obligation of the Vendor to complete the agreement of purchase and sale constituted on the execution and delivery of this Agreement shall be subject to the following conditions:

     (a) on the Closing Date, all of the material terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser shall have been complied with or performed in all material respects;

     (b) on the Closing Date, the representations and warranties of the Purchaser set out in Section 2.7 shall be true and accurate in all material respects;

     (c) by the Due Diligence Date the Purchaser and Vendor shall have settled the form, and all terms and conditions, of the Lease, upon terms acceptable to the Vendor in its sole and absolute discretion; and

     (d) by Closing the Purchaser shall have executed and delivered the Lease in accordance with Section 6.3 hereof.

     The foregoing conditions are for the sole benefit of the Vendor and may be waived in whole or in part by the Vendor by Notice to the Purchaser prior to Closing or the Due Diligence Date, as the case may be.

4.2 Conditions for Purchaser

     The obligation of the Purchaser to complete the agreement of purchase and sale constituted on the execution and delivery of this Agreement shall be subject to the following conditions:

     (a) by the Due Diligence Date, the Purchaser shall have examined the title to, zoning of and any work orders in respect of, the Property and be satisfied with the provisions of the Permitted Encumbrances and that no other Encumbrances exist, save and except for the Permitted Encumbrances and in addition the Purchaser shall have examined and be satisfied with all Deliveries, including, without limitation, the Lease, with the condition of the Buildings and the Lands, and the economic performance of the Property, and with any information, surveys or reports arising from the Purchaser's searches and examinations conducted pursuant to Section 2.11 hereof;

     (b) by the Due Diligence Date, the Purchaser and Vendor shall have settled the form, and all terms and conditions, of the Lease upon terms acceptable to the Purchaser in its sole and absolute discretion;

     (c) by Closing, all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor shall have been complied with or performed in all material respects;

     (d) by Closing, the Vendor shall have at its cost discharged and removed all Encumbrances save for the Permitted Encumbrances and subject to
          Section 4.4;

     (e) on Closing, the Vendor's representations and warranties contained set out in Sections 2.6 hereof shall be true and correct in all material respects;

     (f) by Closing the Vendor shall have executed and delivered the Lease and the Estoppel Certificate in accordance with Section 6.3 hereof; and

     (g) on Closing, no material adverse change shall have occurred with respect to the environmental condition of the Property after the Due Diligence Date and no physical damage shall have occurred to the Industrial Building, the cost of which would exceed $150,000 to repair, which eventuality shall be dealt with in accordance with
          Section 6.2.

The conditions set forth in this Sections 4.2 are for the benefit of the Purchaser, and may be waived in whole or in part by the Purchaser by Notice to the Vendor prior to the applicable date set forth above for the waiver or satisfaction of each such condition.

4.3 Non-Satisfaction of Conditions

     (a) If by the Closing, the party having the benefit of the condition set out in Section 4.1(a), (b) and (d) and Section 4.2(c) to Section 4.2(g), inclusive, respectively, has not given Notice to the other that such condition has not been satisfied, such condition shall be deemed to have been waived.

     (b)  If by Closing the Party having the benefit of any condition set out in
          Section 4.1(a), (b) and (d) or Section 4.2(c) to Section 4.2(g), inclusive, respectively, has given Notice to the other that such condition has not been satisfied, or if by the Due Diligence Date the Purchaser has not given Notice to the Vendor that the conditions in Sections 4.2(a) and 4.2(b) have been satisfied, or the Vendor has not given Notice to the Purchaser that the condition in Section 4.1(c) has been satisfied, then subject to any written agreement between the Parties to the contrary, this Agreement shall be terminated, null and void and of no further force and effect whatsoever and the Parties shall have no further obligations or liabilities hereunder, save for those specified to survive termination, and the Deposit shall be returned to the Purchaser forthwith.

4.4 Title Requisitions

     The Vendor and Purchaser acknowledge and agree that if, prior to the Due Diligence Date, the Purchaser delivers to the Vendor in writing any valid and material objection or requisition as to the title of the Property or to the fact that the present uses of the Property may not be lawfully continued which the Vendor is unable (despite the application of reasonable efforts required by common law in response to title requisitions) to satisfy and which the Purchaser will not waive, then the Purchaser shall have the right by delivery of Notice to the Vendor to declare this Agreement null and void, in which case the Initial Deposit shall, be repaid to the Purchaser, and the parties shall have no further obligations or liabilities hereunder save for those specified to survive termination. Save for any requisitions made by such date and any requisitions made thereafter going to the root of title, the Purchaser shall be deemed to have accepted the state of the Vendor's title to the Property, subject only to the following. Notwithstanding the foregoing, the Purchaser acknowledges and agrees that title to the Property will be subject only to the Permitted Encumbrances and the Purchaser agrees to accept title to the Property subject only to the Permitted Encumbrances, provided, however, that all terms thereof, and in particular all of the Vendor's obligations thereunder have been observed and complied with to Closing. The Purchaser shall satisfy itself as to compliance with the Permitted Encumbrances. In the event that a registerable discharge of any Encumbrance held by a chartered bank, trust company, insurance company, credit union or caisse de depot is not available on Closing, the Vendor shall provide to the Purchaser in respect of each such charge or mortgage, a current statement for discharge purposes issued by the chargee or mortgagee together with a complementary direction as to funds directing the appropriate portion of the Balance to be made payable to such chargee or mortgagee and a personal undertaking from the Vendor's Solicitor to obtain and register a discharge of such charge or mortgage as soon as is reasonably possible following Closing.

                                   ARTICLE 5-
                                CLOSING DOCUMENTS

5.1 Vendor's Closing Documents

     On or before Closing, subject to the provisions of this Agreement, the Vendor shall prepare and execute or cause to be executed and shall deliver or cause to be delivered to the Purchaser the following:

     (a) a registerable Transfer/Deed of the Vendor's interest in the Property in favour of the Purchaser;

     (b)  the Lease;

     (c) an assignment of the Vendor's interest, if any, in the Plans and Specs, to the extent assignable;

     (d)  a direction as to the payee or payees of the Purchase Price;

     (e) a statement of adjustments to be delivered at least three (3) Business Days before Closing;

     (f)  an undertaking by the Vendor to re-adjust the Adjustments;

     (g) if required, a specific undertaking and joint direction to the relevant municipality or taxing authority in respect of realty or business tax appeals determined as at Closing, in accordance with Subsection 3.4(a);

     (h)  the Estoppel Certificate;

     (i) a statutory declaration of a senior officer of the Vendor or other evidence satisfactory to the Purchaser, acting reasonably, that the Purchase Price is not subject to withholding tax pursuant to the non-residency provisions of the Income Tax Act of Canada;

     (j) all keys and security codes to the Buildings and original copies of all Contracts and all other files, books, and records with respect to the Purchase Assets within the possession or control of the Vendor (including, without limitation, any computer generated or stored information concerning the Purchase Assets);

     (k) a certificate of an officer of the Vendor confirming that all of the representations and warranties of the Vendor set out in Sections 2.6 hereof remain true and correct in all material respects with effect as of the Closing Date;

     (l) the Assignment and Assumption of Contracts in respect of those Contracts, if any, which the Purchaser has by Notice delivered to the Vendor on or before the date specified in Section 3.5(b) elected to assume;

     (m)  a bill of sale in favour of the  Purchaser in respect of the Chattels,
          if  any,  free  and  clear  of  all  liens,   security  interests  and
          Encumbrances;

     (n) registerable discharges of all Encumbrances save for the Permitted Encumbrances or mortgage discharge statements, directions as to funds and Vendor's Solicitor' undertakings required to be provided pursuant to Section 4.4;

     (o)  the  Vendor's  Undertaking  and  Indemnity,  if  required  pursuant to
          Section 2.5(d);

     (p) the Vendor's Undertaking in respect of the roof replacement provided for in Section 6.1; and

     (q)  all  other  documents   which  may  be  reasonably   required  by  the
          Purchaser's solicitors to give effect to the transaction herein contemplated.

     All documentation shall be in form and substance acceptable to the Purchaser and the Vendor each acting reasonably and in good faith, provided that none of such documents shall contain covenants, representations or warranties which are in addition to or more onerous upon either the Vendor or the Purchaser than those expressly set forth in this Agreement.

5.2 Purchaser's Closing Documents

     On or before Closing, subject to the provisions of this Agreement, the Purchaser shall execute or cause to be executed and shall deliver or cause to be delivered to the Vendor's Solicitor the following:

     (a)  the Balance of the Purchase Price;

     (b)  the Lease;

     (c) the Assignment and Assumption of Contracts in respect of those Contracts, if any, which the Purchaser has by Notice delivered to the Vendor on or before the date specified in Section 3.5(b) elected to assume);

     (d)  an undertaking by the Purchaser to re-adjust the Adjustments;

     (e) if required, a specific undertaking and joint direction to the relevant municipality or taxing authority in respect of realty or business tax appeals determined as at Closing, in accordance with Subsection 3.4(a);

     (f)  the GST Undertaking and Indemnity;

     (g) the Final Engineer's Certificate in accordance with Section 6.1 hereof; and

     (h) such other documents as may reasonably be required by the Vendor's solicitor to give effect to the transaction herein contemplated.

     All documentation shall be in form and substance acceptable to the Purchaser and the Vendor each acting reasonably and in good faith, provided that none of such documents shall contain covenants, representations or warranties which are in addition to or more onerous upon either the Vendor or the Purchaser than those expressly set forth in this Agreement.

5.3 Registration and Other Costs

     The Vendor shall be responsible for the costs of the Vendor's Solicitor in respect of this transaction. The Purchaser shall be responsible for the costs of the Purchaser's Solicitors in respect of this transaction. The Purchaser shall be responsible for and pay any land transfer taxes or deed transfer taxes payable on the transfer of the Property, all registration fees payable in respect of registration by it of any documents on Closing (other than discharges of Encumbrances which are required to be made by the Vendor, which shall be the responsibility of the Vendor) and all federal and provincial sales and other taxes payable by a purchaser upon or in connection with the conveyance or transfer of the Property, including goods and services tax ("GST") pursuant to the Excise Tax Act (Canada).

     The  Purchaser  shall  indemnify  and  save  harmless  the  Vendor  and its shareholders, directors, officers, employees, advisors and agents from all claims, actions, causes of action, proceedings, losses, damages, costs, liabilities and expenses incurred, suffered or sustained as a result of a failure by the Purchaser:

     (a) to pay any federal, provincial or other taxes payable by the Purchaser in connection with the conveyance or transfer of the Property whether arising from a reassessment or otherwise, including provincial retail sales tax and GST, if applicable; and/or

     (b) to file any returns, certificates, filings, elections, notices or other documents required to be filed by the Purchaser with any federal, provincial or other taxing authorities in connection with the conveyance or transfer of the Property.

     Without limiting the generality of the foregoing, the Purchaser acknowledges that in the event any GST is exigible in connection with the transaction contemplated herein, such GST shall be in addition to the Purchase Price. The Purchaser and Vendor acknowledge and agree that the Purchaser shall not be required to pay, or the Vendor to collect and remit, any GST exigible in connection with this transaction provided that the Purchaser on Closing, provides to the Vendor a certificate of an officer of the Purchaser confirming that the Purchaser is a registrant for GST and the Purchaser's registration number as at Closing, as well as an undertaking by the Purchaser to remit when due any exigible GST and the indemnity provided for herein.

     This Section 5.3 shall survive and not merge on Closing.

5.4 Escrow Closing and Registration

     The Vendor and Purchaser covenant and agree to cause their respective solicitors to enter into a document registration agreement (the "DRA") to govern the electronic submission of the transfer/deeds for the Units to the applicable Land Registry Office. The DRA shall outline or establish the procedures and timing for completing all registrations electronically and provide for all closing documents and closing funds to be held in escrow pending the submission of the transfer/deeds to the Land Registry Office and their acceptance by virtue of each registration document being assigned a registration number. The DRA shall also provide that if there is a problem with the Teraview electronic registration system which does not allow the parties to electronically register all registration documents on Closing, the Closing Date shall be deemed to be extended until the next day when the said system is accessible and operating for the Land Registry Office applicable to the Lands

5.5 Post Closing Financial Information

     To the extent that the financial information statements in respect of the Property delivered by the Vendor pursuant to Section 2.4 hereof in respect of the year ending December 31, 2005, and the Vendor's internally prepared financial information statements for the current year, which shall be delivered by the Vendor to the Purchaser prior to the Closing Date have been reviewed only by the Vendor's accountants and do not, in either case constitute audited financial statements in respect of the Property, the Vendor acknowledges and agrees that in the event that the Purchaser elects following Closing to prepare or cause to be prepared in respect of the Property audited financial statements in respect of any one or more of the above-mentioned years, the Vendor shall cooperate with the Purchaser and its auditors and provide such assistance and financial information with respect to the Property as is within their possession or control as may be reasonably requested by the Purchaser or its auditors, provided that the Vendor shall not be compelled to incur any out of pocket costs or expenses in connection therewith or to provide any propriety or confidential financial information, personal to the Vendor as opposed to relating to the Property.

                                   ARTICLE 6-
                             OPERATION UNTIL CLOSING

6.1 Operation Before Closing

     From the date hereof until Closing, the Vendor shall operate the Property in accordance with sound business and management practices as would a prudent owner of comparable properties. Without limiting the generality of the foregoing, the Vendor covenants and agrees that as and from the Due Diligence Date, no capital improvements shall be made to the Property, or the Industrial Building, (but excluding any capital improvements required to address or avert an emergency or perceived emergency) without in each case the prior written consent of the Purchaser, which consent may be withheld within the Purchaser's discretion. Without limiting the foregoing the Vendor shall undertake at its sole cost the replacement of the roofing system on the Industrial Building and shall proceed with all due diligence and dispatch to complete such roof replacement, all in a good and workmanlike manner in compliance with all applicable laws, as confirmed by the Vendor's roofing contractor. If the Vendor's roofing contractor confirms that the foregoing roof replacement has been completed by the Due Diligence Date, the Vendor shall have satisfied its foregoing obligation to complete the roof replacement. If the Vendor's roofing contractor does not confirm that the roof replacement has been completed by the Due Diligence Date, any determination thereafter as to whether the roof replacement has been completed shall be made jointly by the Vendor's roofing contractor and the Purchaser's consulting engineer or similarly qualified expert (the "Engineer"), both acting reasonably. In the event that such roofing system has not been replaced on or before the Closing Date, as determined by the Vendor's roofing contractor and the Engineer, both acting reasonably, the Vendor shall provide to the Purchaser on Closing the Vendor's undertaking to complete such roof replacement as set out above on or before that date which is no later than sixty (60) days next following the Closing Date, subject to force majeure, and in such event the Purchaser shall be entitled to deduct from the Purchase Price and to place in trust with the Purchaser's Solicitors a holdback (the "Holdback") in an amount equal to that amount which in the reasonable opinion of the Engineer (as set out in a certificate) as agreed to by the Vendor's roofing contractor, acting reasonably, to be addressed to the Purchaser and Vendor and delivered to the Vendor on or before Closing (the "Engineer's Certificate") represents the reasonable estimated cost to complete the replacement of such roofing system plus an additional ten percent (10%). The Holdback shall be retained by the Purchaser's Solicitors in trust and shall be disbursed: (i) to the Vendor or as the Vendor may in writing direct, in the event that the Vendor's roofing contractor has confirmed in writing prior to the sixteeth day following Closing (or such later date as is necessitated by force majeure) as confirmed by the Engineer, acting reasonably, that the roofing system replacement has been completed in accordance with the Vendor's obligation hereunder; or (ii) to the Purchaser, or as the Purchaser may in writing direct, in the event the Engineer, acting reasonably, has confirmed in writing on or after the sixteeth day following Closing (or such later date as is necessitated by force majeure), as confirmed by the Vendor's roofing contractor, acting reasonably, that the roofing system replacement has not been completed in accordance with the Vendor's obligation hereunder. However, the amount to be released to the Purchaser pursuant to (ii) shall be equal to the lesser of: A) the amount of the Holdback; and B) one hundred and ten percent (110%) of the estimated cost, at the time, to complete the remaining roof replacement work, as estimated by the Engineer and accepted by the Vendor's roofing contractor, both acting reasonably. The Holdback shall be placed by the Purchaser's Solicitors in an interest bearing account or term deposit, and the Purchaser and Vendor hereby direct the Purchaser's Solicitors to disburse all accrued interest in the same manner as the Holdback. The Purchaser and Vendor acknowledge that in respect of the Holdback, the Purchaser's Solicitors shall be acting as a mere stakeholder only, that in the event any dispute between the Purchaser and Vendor in respect of the Holdback, including, without limitation, any dispute as to whether the Holdback is to be disbursed in accordance with this Section 6.1, the Purchaser's Solicitors shall be entitled to pay the Holdback to a Court of competent jurisdiction and having done so shall be deemed to have been released from any and all liability or obligation in respect of the Holdback. If the Vendor's roofing contractor and the Engineer are unable to agree upon any determination that is contemplated to be made by them in this Section 6.1, the matter shall be submitted to a single arbitrator, who will resolve the matter pursuant to the Arbitrations Act of Ontario.

6.2 Damage Before Closing

     The interest of the Vendor in and to the Industrial Building being purchased, acquired and assumed by the Purchaser pursuant to the terms and conditions of this Agreement shall be at the risk of the Vendor until Closing. In the event that any loss of or damage to the Industrial Building resulting from insured perils or risks the cost of repair or replacement of which would exceed $150,000.00 (such loss or damage and repair or replacement cost to be determined by the Vendor's arm's length, independent architect, engineer or other qualified expert retained for the purpose), occurs before Closing which the Vendor has not covenanted to repair by the Closing Date or to adjust for, or in respect of which the Purchaser is not prepared to accept such Vendor's covenant to repair or adjust, then the Purchaser, within five (5) days after disclosure to the Purchaser by the Vendor of the loss or damage and the extent thereof and the Vendor's concurrent Notice that it does or does not intend to repair or adjust, at its option shall by Notice to the Vendor either: (i) elect to complete the purchase of the Property in which event the Purchaser shall be entitled to the proceeds of insurance in respect of the loss or damage and the Vendor shall pay any deductibles in respect of such loss or damage, or (ii) elect not to complete the purchase of the Property in which case this Agreement shall be terminated and of no further force and effect and the Purchaser shall be entitled to the return of the Deposit forthwith.

     In the event of loss or damage to the Industrial Building resulting from insured perils or risks the cost of repair or replacement of which is less than or equal to $150,000.00 and provided that proceeds of insurance are available (prior to or after Closing) to pay for the full cost (less reasonable deductibles) of repairing or replacing such loss or damage, the Purchaser shall have no right to terminate this Agreement, the Vendor shall pay any deductibles in respect of such loss or damage, the Purchaser shall be entitled to an assignment of all proceeds of insurance in respect of such loss or damage, and the parties shall complete the within transaction with respect to the Property. Any damage to the Commercial Building, regardless of the cost required to repair or replace shall not entitle the Purchaser to terminate, but the Purchaser shall receive credit for any deductible in respect thereof and the Purchaser shall be entitled to an assignment of insurance proceeds in connection therewith if the Purchaser completes this transaction..

6.3 Lease

     The Purchaser, as landlord, and the Vendor, as tenant, shall execute and deliver on Closing the Lease. The terms and conditions of the Lease shall be agreed upon and settled by the Purchaser and Vendor on or before the Due Diligence Date, each in their sole and absolute discretion. The Leased Premises to which the Lease relates shall be the Industrial Building, comprising a rentable area of approximately 87,848 square feet and the surrounding lands outlined in green in Schedule "F". The Lease shall be net and carefree to the Purchaser, as landlord, subject to the exclusions contained therein. Without limiting the generality of the foregoing, the Lease shall include the following terms:

     (a) The term of the Lease shall be a period of ten (10) years plus that broken month or period of days, if any, commencing on the Closing Date up to and including the day preceding the first day of the month next following the Closing Date;

     (b) The net rent payable by the Vendor, as tenant, under the Lease shall be:

          (i) Years 1 - 5: $5.30 per square foot per annum ($465,595.00 per annum)

          (ii) Years 6 -10: $5.80 per square foot per annum ($509,519.00 per annum);

     (c) The Tenant shall be entitled (subject to compliance with any applicable zoning by-law) to use a portion of the Leased Premises external to the Buildings for outside storage of steel coils and other raw materials and finished products, the area of such outside storage to be limited to that area of the Leased Premises agreed upon by the Purchaser and Vendor, each acting reasonably, and designated in the Lease;

     (d) The Lease shall contain a covenant by the Purchaser, as landlord, not to use any part of the Property, or permit any part of the Property to be used by any tenant or otherwise, in a manner which interferes with or disrupts the Vendor's permitted use of the Leased Premises. Without limiting the generality of the foregoing, the Purchaser, as landlord, shall covenant not to permit any other tenant or occupant of the Property to use the Property, nor will the Purchaser use the Property, for any corrosive procedure, including any procedure requiring the use or storage on the of line, alkalines, acids or phosphates.

6.4 Estoppel Certificate

     The Vendor covenants and agrees to deliver to the Purchaser the Estoppel Certificate, addressed to the Purchaser or the Purchaser's nominee and to the Purchaser's lender, all as is designated in writing, on or before that date which is five (5) Business Days prior to the Closing Date. However, such Estoppel Certificate shall include a provision to the effect that the Lease shall only come into effect on Closing.

6.5 Expropriation

     If the Property is condemned or expropriated in whole or in any material part by public or other lawful authority before Closing, the Purchaser shall have the right, in its sole discretion to: (i) terminate this Agreement by written notice to the Vendor, whereupon the Deposit shall be returned to the Purchaser forthwith without deduction; or (ii) elect to take the compensation or damages awarded, as the case may be, in respect of such condemnation or expropriation and to complete the transaction contemplated by this Agreement. If any immaterial part of the Property is so condemned or expropriated before Closing, the Purchaser shall be entitled to all compensation or damages awarded, as the case may be, and the parties shall complete the transaction contemplated by this Agreement. Any compensation or damages to which the Purchaser may be entitled hereunder shall, if determined and paid or payable to the Vendor prior to Closing, constitute an adjustment to the Purchase Price on Closing. If the quantum of any such compensation or damages have not been determined and paid prior to Closing, the Vendor shall on Closing provide to the Purchaser such assignment of its interest in any and all compensation or damages together with such security therefor as is acceptable to the Purchaser's Solicitors, acting reasonably. In respect of the materiality or immateriality of any portion of the Property condemned or expropriated, as contemplated in this Section 6.5, the written opinion of the Purchaser's architect, engineer or other independent arms-length consultant retained for the purpose shall be determinative.

                                   ARTICLE 7-
                                     GENERAL

7.1 Gender and Number

     Words importing the singular include the plural and vice versa. Words importing gender include all genders.

7.2 Captions and Table of Contents

     The caption, headings and table of contents contained herein are for reference only and in no way effect this Agreement or its interpretation.

7.3 Obligations as Covenants

     Each agreement and obligation of any of the parties hereto in this Agreement, even though not expressed as a covenant, is considered for all purposes to be a covenant.

7.4 Applicable Law

     This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable thereto and shall be treated in all respects as an Ontario contract.

7.5 Currency

     All reference to currency in this Agreement shall be deemed to be reference to Canadian dollars.

7.6 Invalidity

     If any immaterial covenant, obligation, agreement or part thereof or the application thereof to any person or circumstance, to any extent, shall be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement or part thereof to any person, party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby. Each covenant, obligation and agreement in this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

7.7 Amendment of Agreement

     No supplement, modification, waiver or termination (other than a termination pursuant to Sections 4.3, 4.4 or 6.2) of this Agreement shall be binding unless executed in writing by the parties hereto in the same manner as the execution of this Agreement.

7.8 Time of the Essence

     Time shall be of the essence of this Agreement.

7.9 Further Assurances

     Each of the parties hereto shall from time to time hereafter and upon any reasonable request of the other, execute and deliver, make or cause to be made all such further acts, deeds, assurances and things as may be required or necessary to more effectually implement and carry out the true intent and meaning of this Agreement.

7.10 Entire Agreement

     This Agreement and any agreements, instruments and other documents herein contemplated to be entered into between, by or including the parties hereto constitute the entire agreement between the parties hereto pertaining to the agreement of purchase and sale provided for herein and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, with respect thereto, and there are no other warranties or representations and no other agreements between the parties hereto in connection with the agreement of purchase and sale provided for herein except as specifically set forth in this Agreement or the Schedules attached hereto.

7.11 Waiver

     No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall any waiver constitute a continuing waiver unless otherwise expressed or provided.

7.12 Solicitors as Agents and Tender

     Any notice, approval, waiver, agreement, instrument, document or communication permitted, required or contemplated in this Agreement may be given or delivered and accepted or received by the Purchaser's Solicitors on behalf of the Purchaser and by the Vendor's Solicitor on behalf of the Vendor and any tender of Closing Documents and the Balance may be made upon the Vendor's Solicitor and upon the Purchaser's Solicitors as the case may be.

7.13 Merger

     Except as otherwise expressly set out herein, this Agreement shall merge with the closing of the transaction contemplated herein.

7.14 Successors and Assigns

     All of the covenants and agreements in this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the parties hereto and their respective successors and their permitted assigns pursuant to the terms and conditions of this Agreement.

7.15 Assignment

     The Vendor shall have no right to assign its rights and/or obligations hereunder or to convey title to the Property or any part thereof, in favour any other person or entity prior to Closing without the prior written consent of the Purchaser, which consent may be withheld in the Purchaser's sole and absolute discretion. The Purchaser shall be entitled on Notice to the Vendor, but without the Vendor's approval or consent, to assign the Purchaser's right, title and interest in this Agreement, in whole or in part, to one or more assignees who are existing clients of the Purchaser, provided that any such assignees enter into a written assumption agreement with the Vendor, upon terms acceptable to the Vendor, acting reasonably, whereupon the Purchaser shall be deemed to have been released from all of its covenants and obligations herein contained. Any other assignment by the Purchaser of its right, title or interest in this Agreement shall require the prior written consent of the Vendor, which consent may be withheld in the Vendor's sole and absolute discretion

7.16 Notice

     Any notice, demand, approval, consent, information, agreement, offer, request or other communication (herein referred to as a "Notice") to be given under or in connection with this Agreement shall be in writing and shall be given by personal delivery during regular business hours on any Business Day or by telecopier, facsimile transmission or other electronic communication which results in a written or printed notice being given, addressed or sent as set out below or to such other address or electronic number as may from time to time be the subject of a Notice:

   (a)      (i) Vendor:                 Steelbank Tubular Inc.
                                        c/o TD Securities Realty Group
                                        TD Tower
                                        66 Wellington Street West, 9th Floor
                                        Toronto, Ontario   M5K 1A2
                                        Attention:        Chris Caswell
                                        Facsimile:        416.983.1888

   (ii)                                 with a copy to the
                                        Vendor's Solicitor:
                                        Gardiner Roberts LLP 40
                                        King Street West, Suite
                                        3100 Toronto, Ontario M5H
                                        3Y2 Attention: Robert K.
                                        Schwartz Facsimile:
                                        416.865.6636

   (b)      (i) Purchaser:              Agellan Investments Inc.
                                        c/o Agellan Capital Partners Inc.
                                        156 Front Street West, Suite 303
                                        Toronto, Ontario   M5J 2L6
                                        Attention:        Frank Camenzuli
                                        Facsimile:        416.593.6700


            (ii)                        with a copy to the
                                        Purchaser's Solicitors:
                                        Miller Thomson LLP
                                        Barristers and Solicitors
                                        40 King Street West,
                                        Suite 5800 Toronto,
                                        Ontario M5H 3S1
                                        Attention:        Michael J. Wren
                                        Facsimile:        416.595.8695

Any Notice, if personally delivered, shall be deemed to have been validly and effectively given and received on the date of such delivery and if sent by telecopier, facsimile transmission or other electronic communication with confirmation of transmission prior to 5:00 p.m., shall be deemed to have been validly and effectively given and received on the Business Day it was sent unless the confirmation of transmission was after 5:00 p.m. in which case it shall be deemed to have been received on the next following Business Day.

7.17 Effect of Termination of Agreement

     Notwithstanding the termination of this Agreement for any reason, the confidentiality provisions contained in Section 2.9 of this Agreement and the indemnity and repair provisions contained in Section 2.10 shall survive Closing and shall remain in full force and effect.

7.18 No Registration of Agreement

     The Purchaser covenants and agrees not to register this Agreement or any notice of this Agreement or any caution, caveat or other instrument on title to the Lands or any part of them and this section may be pleaded as an estoppel in the event of any registration and the Purchaser shall be hereby deemed to have appointed the Vendor as its attorney at law for the purpose of executing and delivering in the name of the Purchaser any instrument required to effect the vacating, discharge or release of any such registered instrument.

7.19 Commissions

     Save as expressly provided to the contrary in this Section 7.19, the Vendor agrees that it is responsible to pay the Broker any fees or commissions in respect of the purchase and sale of the Property and to indemnify the Purchaser in respect of any claims or demands thereof and represents and warrants that it has not retained any other broker or agent in respect thereof and is liable to pay any other similar fees or commissions in respect thereof. The Purchaser represents and warrants to the Vendor that it has not engaged any real estate agent or broker in connection with this Agreement or the Property other than the Broker and agrees to indemnify and save harmless the Vendor in respect of any claims or demands for commission or fees made by any other agent or broker other than the Broker claiming to have been so engaged by or on behalf of the Purchaser. Such indemnities shall survive the Closing hereof.

7.20 Facsimiles

     All parties agree that this Agreement may be transmitted by telecopier and that the reproduction of signatures by way of telecopier will be treated as though such reproduction were executed originals and each party undertakes to provide the other with a copy of this Agreement bearing original signatures within a reasonable time after the date of execution.

7.21 Counterparts

     This Agreement may be executed in several counterparts, and each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear date as of the date first written above.

     IN WITNESS WHEREOF the Vendor and Purchaser have executed this Agreement as evidenced by their property authorized officers as of the day and year first above written.

                 AGELLAN INVESTMENTS INC.

          Per:   /s/ Terra Attard
                 ------------------------------------------------------
                 Name:    Terra Attard
                 Title:   Secretary
                 I have authority to bind the Corporation



                 STEELBANK TUBULAR INC.

          Per:   s/s/ Peter Farquhar
                 ------------------------------------------------------
                 Name:    Peter Farquhar
                 Title:   Chief Executive Officer